UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2023

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Seneca Street, Suite 507, Buffalo, New York (Address of Principal Executive Office)	14204 (Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.00001 par value per share	XXII	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On March 3, 2023, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with each of the purchasers party thereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”) and JGB Collateral, LLC, a Delaware limited liability company, as collateral agent for the Purchasers (the “Agent”). Pursuant to the Purchase Agreement, the Company agreed to sell to the Purchasers (i) 7% Original Issue Discount Senior Secured Debentures (the “Debentures”) with an aggregate principal amount of $21,052,632 and (ii) warrants to purchase up to 5,000,000 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), for an exercise price of $1.275 per share, a 50% premium to the VWAP on the closing date (the “JGB Warrants”), subject to adjustments as set forth in the JGB Warrants, for a total purchase price of $20,000,000. The Purchase Agreement contains customary representations, warranties and covenants. The transactions contemplated by the Purchase Agreement were consummated on March 3, 2023.

Debentures

The Debentures bear interest at a rate of 7% per annum, payable monthly in arrears as of the last trading day of each month and on the maturity date. The Debentures mature on March 3, 2026. At the Company’s election, subject to certain conditions, interest can be paid in cash, shares of the Company’s common stock, or a combination thereof. The Debentures are subject to an exit payment equal to 5% of the original principal amount, or $1,052,632, payable on the maturity date or the date the Debentures are paid in full (the “Exit Payment”). Any time after, March 3, 2024, the Company may irrevocably elect to redeem all of the then outstanding principal amount of the Debentures for cash in an amount equal to the entire outstanding principal balance, including accrued and unpaid interest, the Exit Payment and a prepayment premium in an amount equal to 3% of the outstanding principal balance as of the prepayment date (collectively, the “Prepayment Amount”). Upon the entry into a definitive agreement that would effect a change in control (as defined in the Debentures) of the Company, the Agent may require the Company to prepay the outstanding principal balance in an amount equal to the Prepayment Amount. Commencing on March 3, 2024, at its option, the holder of a Debenture may require the Company to redeem 2% of the original principal amount of the Debentures per calendar month which amount may at the Company’s election, subject to certain exceptions, be paid in cash, shares of the Company’s common stock, or a combination thereof.

The Debentures contain customary representations, warranties and covenants including among other things and subject to certain exceptions, covenants that restrict the Company from incurring additional indebtedness, creating or permitting liens on assets, making or holding any investments, repaying outstanding indebtedness, paying dividends or distributions and entering into transactions with affiliates. In addition, the Company is required to maintain at least $7,500,000 on its balance sheet in a separate account and maintain certain quarterly revenue targets. The number of shares of Company Common Stock issuable under the Debentures is subject to any limitations imposed by the relevant stock exchange on which the Company’s Common Stock is traded unless shareholder approval is obtained.

The Company’s obligations under the Debentures can be accelerated upon the occurrence of certain customary events of default. In the event of a default and acceleration of the Company’s obligations, the Company would be required to pay the Prepayment Amount, liquidated damages and other amounts owing in respect thereof through the date of acceleration.

JGB Warrants

The JGB Warrants are exercisable for five years from September 3, 2023, at an exercise price of $1.275 per share, a 50% premium to the VWAP on the closing date, subject, with certain exceptions, to adjustments in the event of stock splits, dividends, subsequent dilutive offerings and certain fundamental transactions, as more fully described in the JGB Warrant.

The Company is obligated to register the shares of Company Common Stock issuable upon exercise of the JGB Warrants pursuant to the terms of the Purchase Agreement.

The foregoing description of the terms of the Purchase Agreement, Debentures and JGB Warrants and the transactions contemplated thereby do not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, form of Debenture and form of JGB Warrant, which are included as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Omnia Subordinated Promissory Note

On March 3, 2023, the Company executed a Subordinated Promissory Note (the “Subordinated Note”) with a principal amount of $2,864,767 in favor of Omnia Ventures, LP (“Omnia”). The Subordinated Note refinanced the 12% Secured Promissory Note with a principal amount of $1,000,000 dated as of October 29, 2021 payable to Omnia (the “October Note”) and the 12% Secured Promissory Note with a principal amount of $1,500,000 dated as of January 14, 2022 payable to Omnia (the “January Note”, and together with the October Note, the “Original Notes”), which were assumed by the Company in connection with the acquisition of GVB Biopharma.

Under the terms of the Subordinated Note, the Company is obligated to make interest payments in-kind (the “PIK Interest”). The PIK Interest accrues at a rate of 26.5% per annum, payable monthly. The Company is not permitted to prepay all or any portion of the outstanding balance on the Subordinated Note prior to maturity.

The Subordinated Note includes customary event of default provisions.

The Subordinated Note is subordinated to the Debenture pursuant to a Subordination Agreement between the Company, the Agent and Omnia.

Omnia Warrants

In connection with the Subordinated Note, the Company issued to Omnia, warrants to purchase up to 675,000 shares of the Company’s Common Stock (the “Omnia Warrants”). The Omnia Warrants are exercisable for seven years from September 3, 2023, at an exercise price of $0.855 per share, subject, with certain exceptions, to adjustments in the event of stock splits, dividends, subsequent dilutive offerings and certain fundamental transactions, as more fully described in the Omnia Warrants.

The foregoing description of the terms of the Subordinated Promissory Note and Omnia Warrants and the transactions contemplated thereby do not purport to be complete and is qualified in its entirety by reference to the Subordinate Promissory Note and the Form of Common Stock Purchase Warrant to Omnia, which will be filed as exhibits to the Company’s Annual Report on Form 10- K for the year ended December 31, 2022.

On March 3, 2023, the Company issued a press release relating to the transactions described herein which is attached hereto as Exhibit 99.1.

Item 2.03	Creation of A Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure required by this Item 3.02 related to the issuance of the JGB Warrants and Omnia Warrants (the “Warrants”) is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference. The issuance of the Warrants was exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506(b) of Regulation D promulgated thereunder.

Item 5.02(c):	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 27, 2023, the Company promoted Peter Ferola to the position of Chief Legal Officer, effective immediately.  Mr. Ferola, age 54, has served as our General Counsel since November 2022.  Mr. Ferola has over 30 years of progressive leadership experience in business management, legal affairs and corporate governance.   Most recently, he served as Project Counsel in Greenberg Traurig LLP’s corporate securities group. From 2011 to 2020 he served as Senior Vice President and General Counsel at BioTelemetry, Inc. (NASDAQ: BEAT).  From 2009 to 2011, Mr. Ferola served as Vice President, General Counsel and Secretary of Nipro Diagnostics, Inc. (formerly Home Diagnostics, Inc., NASDAQ: HDIX). Prior to joining Home Diagnostics, Mr. Ferola worked as a corporate and securities attorney with Greenberg Traurig, LLP and with Dilworth Paxson, LLP in Washington, D.C., focusing on mergers, acquisitions, public securities offerings and corporate governance matters. From 1989 to 2002, Mr. Ferola worked in executive management roles for an American Stock Exchange listed company, most recently serving as Vice President—Administration and Corporate Secretary, overseeing the company’s administrative functions, legal matters and investor relations. Mr. Ferola earned a Bachelor of Science and Juris Doctor degree from Nova Southeastern University and a Master of Laws in Securities and Financial Regulation from Georgetown University Law Center. Mr. Ferola has authored numerous articles on corporate and securities laws, with a particular focus on audit committees and regulations implemented in the wake of the Sarbanes-Oxley Act.  Mr. Ferola also serves as a FINRA arbitrator and a panelist on the NASDAQ Listing Qualifications Panel.

Mr. Ferola is party to an employment agreement with the Company for an initial term until October 1, 2025. Mr. Ferola currently earns a base salary of $422,000 and is eligible for an annual cash bonus and annual equity award each valued at up to 100% of his current base salary. If Mr. Ferola’s employment is terminated by the Company without Cause or for Good Reason (as such terms are defined in the employment agreement), then he will be entitled to a severance benefit in the form of a continuation of his then-base salary for a period of 12 months following the effective date of termination (plus continuing health care coverage during such period).

The foregoing summary of the terms of the employment agreement is subject to, and qualified in its entirety by, the employment agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Item 9.01(d)	Financial Statements and Exhibits.

Exhibit 99.1	Press Release issued on March 3, 2023.

Exhibit 104	Cover Page Interactive Data File (Formatted as Inline XBRL and included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22ND CENTURY GROUP, INC.

/s/ Peter Ferola
Date: March 3, 2023	Peter Ferola
Chief Legal Officer